UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2013

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2013, The Children’s Place Retail Stores, Inc. (the “Company”) announced that Michael Scarpa has been appointed to the positions of Chief Operating Officer and Chief Financial Officer. Prior to this appointment, Mr. Scarpa, 57, has been the Executive Vice President, Chief Financial Officer of the Company since November 2012.

In connection with this appointment, Mr. Scarpa will receive (i) an annual base salary of $750,000, (ii) an annual performance-based cash bonus opportunity (at target) equal to 100% of base salary, beginning with the fiscal year ending February 1, 2014, and (iii) a time vested restricted stock unit award under the Company’s 2011 Equity Incentive Plan covering 20,000 shares of the Company’s common stock, par value $0.10 per share, which award will vest as to one-third (1/3) of the shares comprising the award on the first, second and third anniversaries of the date of grant, provided Mr. Scarpa is employed by the Company on such anniversary dates.

Mr. Scarpa has more than 30 years of financial and operational management experience. Prior to joining the Company, he was Chief Operating Officer and Chief Financial Officer of The Talbots, Inc. from December 2008 to August 2012, with responsibility for finance, treasury, planning and allocation, supply chain, information technology and corporate strategy. Previously, Mr. Scarpa spent 25 years with Liz Claiborne, Inc. where he held positions of increasing responsibility, culminating in his appointment as Chief Operating Officer. He began his career in financial positions with Maidenform, Inc. and Krementz and Company. Mr. Scarpa earned his BS and MBA degrees from Rutgers University, and is a CPA.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 24, 2013, issued by the Company regarding the appointment of Mr. Scarpa.

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Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended February 2, 2013. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by continued weakness in the economy, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the risks associated with uncertain weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	THE CHILDREN’S PLACE RETAIL STORES, INC.

	By:	/s/ Jane Elfers
	Name:	Jane Elfers
	Title:	President and Chief Executive Officer